UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2012

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2012, the Compensation Committee of the Board of Directors of Wolverine Bancorp, Inc. granted stock options and restricted stock under its 2012 Equity Incentive Plan to its directors and certain of its officers and employees, including its named executive officers.  A total of 52,654 stock options and 30,089 shares of restricted stock were granted to directors.  In addition, a total of 86,504 stock options and 45,134 shares of restricted stock were granted to officers and employees.

The form of award agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

Exhibit No.                                Description
10.1	Form of incentive stock option agreement with employees.
10.2	Form of non-qualified stock option agreement with employees.
10.3	Form of stock option agreement with outside directors.
10.4	Form of restricted stock agreement with employees.
10.5	Form of restricted stock agreement with outside directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wolverine Bancorp, Inc.
DATE: August 22, 2012	By:	/s/ David H. Dunn
David H. Dunn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Form of incentive stock option agreement with employees.
10.2	Form of non-qualified stock option agreement with employees.
10.3	Form of stock option agreement with outside directors.
10.4	Form of restricted stock agreement with employees.
10.5	Form of restricted stock agreement with outside directors.